AMERIPRISE FINANCIAL, INC. ENTERPRISE SECURITIES TRADING POLICY Effective as of February 1, 2025 This Enterprise Securities Trading Policy (“Policy”) pertains to purchases, sales and other transactions involving the common stock, debt or other securities of Ameriprise Financial, Inc. and related derivatives (collectively, “Company Securities”) and is applicable to all employees of Ameriprise Financial, Inc. and its subsidiaries, wherever located (collectively, “Ameriprise” or “Company”), including entities constituting Columbia Threadneedle Investments, except for those individuals subject to the Securities Trading Policy for Directors, Section 16 Officers and ELT. The persons in categories i. through v are referred to herein collectively as “Restricted Persons” and are subject to additional requirements in Appendix I. The same restrictions that apply to you as a Restricted Persons also apply to a member of your immediate family or other person living in your household (a “Household Member”) or by an entity or trust over which you or your Household Member has influence or control. i. Personnel Bands 50 and higher (and any non-U.S. equivalent bands); ii. Ameriprise Field Franchise Regional Vice Presidents and Regional Vice Presidents;  (all personnel identified in categories (i) through (ii) are referred to herein collectively as “Staff Officers”); iii. Ameriprise and Columbia Threadneedle personnel (who are not already Staff Officers) designated by the Ameriprise Controllership as those who provide certifications pursuant to the Company’s Financials and Controls Certification process (“Certifiers”) in connection with periodic ’34 Act reports or the Company’s quarterly earnings releases; iv. Ameriprise and Columbia Threadneedle personnel (who are not already Staff Officers or Certifiers) designated by the Ameriprise Controllership as those who receive or prepare certain information (e.g., information reported in or material to earnings releases, “Financial Disclosure Packages” or statistical supplements) in connection with the preparation and quarterly earnings release disclosure of the Company’s financial results (“Quarterly Earnings Release Employees”); and v. Ameriprise and Columbia Threadneedle personnel (who are not already Staff Officers, Certifiers or Quarterly Earnings Release Employees) designated by the Ameriprise Controllership as those who receive drafts of 10-K or 10-Q reports prior to their filing by the Company or any ’34 Act- registrant subsidiary of the Company (“’34 Act Reporting Employees”). Exhibit 19.2

2 Any decision to trade in Company Securities is your responsibility alone, regardless of pre- clearance, and pre-clearance does not constitute legal advice with respect to your contemplated transactions. POLICY HIGHLIGHTS  You are always prohibited from trading in Company Securities when you are aware of material information about the Company or Company Securities. This prohibition applies to all transactions in Company Securities, including, without limitation, transactions using managed accounts, gifts of Company Securities, changes in contribution rates or discretionary transactions involving the Company’s 401(k) common stock fund or deferred stock units as well as any exercise of stock options awarded to you by the Company that entails selling a portion of the underlying stock to cover the costs of exercise (a broker-assisted cashless exercise).  If you, in the course of working for the Company, learn of material non-public information about another company, such as a customer, supplier or competitor of the Company, you may not trade in that company’s securities until the information becomes public or is no longer material.  Information is considered “material” if a reasonable investor would consider it to be significant when making trading decisions about Company Securities or the information could reasonably be expected to affect the market price of Company Securities. Information is considered “non-public” if it has not been widely disseminated to the public through widely-disseminated press release or news service, SEC filings or publicly accessible investor conference calls and presentations (such as earnings calls). If you have any question about whether information is material or non-public, err on the side of caution and notify the Corporate Secretary to discuss the matter before trading in Company Securities.  You are prohibited from sharing material, non-public information about the Company and Company Securities with friends, family members or others who do not need the information as part of their work for the Company and from recommending to anyone the purchase or sale of Company Securities when you are aware of material, non-public information. These practices are commonly referred to as “tipping.” Depending upon the facts, tipping may result in civil and criminal penalties for both the person sharing the information and the person receiving it. ADDITIONAL POLICY HIGHLIGHTS FOR RESTRICTED PERSONS  You are prohibited from trading in Company Securities during applicable Blackout Periods, as defined in Section 3.  You are prohibited from engaging in transactions in which you hedge against a decrease in the value of Company Securities.  You are prohibited from trading in Ameriprise options and from writing options on Company Securities (Note: This restriction does not prohibit the grant, vesting or exercise of long-term incentive awards).  The consequences of violating U.S. insider trading laws and Company trading policies can include civil penalties, criminal penalties and jail terms as well as disciplinary action by the Company, including dismissal.

3 The Policy is as follows: 1. MATERIAL, NON-PUBLIC INFORMATION: REFRAIN FROM TRADING If you are aware of any material information relating to the Company or any of its subsidiaries or Company Securities which has not become a matter of general public knowledge, you must not make any purchases, sales or other transactions involving Company Securities. In addition, you must not “tip” this information to anyone else. As a reminder, you must comply with the Global Code of Conduct, Reg. FD Policy and any other applicable policies for your business line and role or job function which cover a variety of related topics, including when confidential and proprietary business information may be shared, regardless of whether it is material. In addition, it is the policy of the Company that no Restricted Persons who, in the course of working for the Company, learns of material non-public information about another company, such as a customer, supplier or competitor of the Company, may trade in that company’s securities until the information becomes public or is no longer material (and you must not “tip” this information to anyone else) The SEC has expanded its theory of insider trading liability to include an employee’s trading while in possession of material non-public information relating to “economically linked” companies that the employee had obtained during the course of employment. This type of insider trading has been called “shadow trading.” The New York Stock Exchange, as well as other regulators, such as FINRA and the SEC, monitor and review trading and investigate suspected abuses. For purposes of this Policy, information that could affect the security’s trading price or a reasonable investor’s investment decisions is considered “material.” If the information has not been widely disseminated to the public through a widely disseminated press release or news service, SEC filings or publicly accessible investor conference calls and presentations (such as earnings calls), it is considered “non-public.” 2. APPLICATION, DESIGNATION AND NOTICE FOR RESTRICTED PERSONS The additional restrictions set forth in Appendix I of this Policy apply equally to all Restricted Persons. The Corporate Secretary’s Office is responsible for obtaining the list of persons described in categories (i) through (ii) under the definition of “Restricted Persons” above. The Corporate Secretary’s Office will notify these Restricted Persons of the existence and application of this Policy to assist with compliance, but Restricted Persons are responsible for their own trades in Company Securities. Ameriprise Controllership shall be responsible for reviewing and updating the list of persons described in categories (iii) through (vi) under the definition of “Restricted Persons” above.1 On a quarterly basis, but no later than 14 calendar days prior to the beginning of the applicable Blackout Period, Ameriprise Controllership shall notify the Corporate Secretary of any such changes to the lists of Certifiers, Quarterly Earnings Release Employees and ’34 Act Reporting Employees. The Corporate Secretary’s Office will notify these Restricted Persons of the existence and application of this Policy to assist with compliance, but Restricted Persons are responsible for their own trades in Company Securities. 1 The list of Certifiers subject to this Policy, including with respect to Ameriprise Financial, Inc., RiverSource Life Insurance Company and Ameriprise Certificate Company, are set forth on Appendices I through IV of the Company’s Financial Controls and Certification Policy. The lists of Quarterly Earnings Release Employees and ’34 Act Reporting Employees shall be compiled based on the knowledge and judgment of the Ameriprise Controllership.

4 3. QUESTIONS, CERTIFICATIONS, OTHER COMPLIANCE MATTERS. If you have any questions about this Policy or transactions in Company Securities generally, please notify the Corporate Secretary’s Office. The Company will provide reminders to Restricted Persons of the start and end of Quarterly Blackout Periods. As a reminder, you must comply with the Global Code of Conduct and Regulation FD Policy, which cover a variety of related topics, including when confidential and proprietary business information may be shared, regardless of whether it is material. You may also be subject to additional business line policies that feature additional codes of ethics and personal trading policies. It is your responsibility to become familiar with, understand and comply with all policies and procedures that relate to your area of responsibility. You are responsibility for annually certifying your understanding of and intent to comply with this Policy, which may happen through an electronic acknowledgment and in connection with other compliance matters and policies.

5 APPENDIX I – Additional Restrictions for Restricted Persons 1. BLACKOUT PERIOD TRADING RESTRICTIONS A “Blackout Period” is a period during which you are prohibited from effecting transactions in Company Securities. During a Blackout Period you are not permitted to make transactions in Company Securities, including, without limitation, transactions using managed accounts, gifts of Company Securities, changes in contribution rates or discretionary transactions involving the Company’s 401(k) common stock fund or deferred stock units as well as any exercise of stock options awarded to you by the Company that entails selling a portion of the underlying stock to cover the costs of exercise (a cashless exercise). Blackout Periods include both: (a) regularly scheduled periods prior to and following quarterly earnings releases; and (b) other periods that may be designated with respect to some or all Restricted Persons by the General Counsel or the Corporate Secretary. If you begin a period of separation from employment or retire during a Blackout Period, you will be required to observe trading restrictions for the duration of that Blackout Period. You will not be subject to future Blackout Periods, however, provided that you are not providing services to the Company. If you have outstanding limit or standing orders with respect to Company Securities in a brokerage account, you are required to cancel those orders before a Blackout Period begins. If such an order is filled during a Blackout Period, you will be found in violation of this policy. Quarterly Blackout Periods: Certain employees are prohibited from effecting transactions in Company Securities during regularly scheduled periods prior to and following quarterly earnings releases (“Quarterly Blackout Periods”). The Quarterly Blackout Period begins on the day that is ten (10) calendar days before the end of the quarter (March 22, June 21, September 21 and December 22) and ends one full trading day after the public release of earnings results for the preceding quarter. The timing of trading restrictions imposed in connection with Quarterly Blackout Periods is the same for all Restricted Persons (the Staff Officers, Certifiers, Quarterly Earnings Release Employees and ’34 Act Reporting Employees described above). The General Counsel or the Corporate Secretary may extend any Quarterly Blackout Period, as needed, in his or her judgment. Other Blackout Periods: You should be aware that, in addition to regularly scheduled Quarterly Blackout Periods, the General Counsel or Corporate Secretary’s Office may impose other Blackout Periods. Other Blackout Periods will be applicable to employees for whom the General Counsel or Corporate Secretary’s Office has reason to believe possess pertinent material non-public information, which may or may not directly overlap with the Restricted Persons enumerated above. Regardless of whether an employee has been specifically identified by this Policy or received communication about a Blackout Period, all employees are required to follow the Global Code of Conduct and federal securities laws, which prohibits trading on material non-public information. Exceptions: Mutual Funds. Acquisitions or dispositions of securities offered by mutual funds are not subject to this Policy.

6 401(k) Plan. You are not required to suspend your contributions in the Ameriprise Stock Fund under the Company’s 401(k) Plan when a Blackout Period begins. As detailed in this policy, you are prohibited from changing your 401(k) Plan contribution rate during a Blackout Period in any way that would increase or decrease the amount allocated to the Ameriprise Stock Fund or take other discretionary actions. 10b5-1 Plans. The SEC provides an affirmative defense to insider trading charges where securities transactions are conducted pursuant to a written agreement meeting the requirements of Rule 10b5-1 (“10b5-1 Plan”). Provided the requirements of Rule 10b5-1 are satisfied, transactions in Company Securities made pursuant to a 10b5-1 Plan may occur during Blackout Periods or when you are aware of material, non-public information. You are permitted to enter into 10b5-1 Plans involving Company Securities, subject to the following conditions: a. Your 10b5-1 Plan must meet the requirements of Rule 10b5-1; and b. You may not enter into, amend, or terminate a 10b5-1 Plan during a Blackout Period or when you are aware of material, non-public information about the Company or Company Securities. Hardship Exceptions. The Corporate Secretary’s Office may, on a limited case–by–case basis, authorize trading or other transactions in Company Securities during a Blackout Period due to proven extreme financial or other hardship but only after: a. the person trading has notified the Corporate Secretary’s Office in writing of the circumstances of the hardship and the amount and nature of the proposed transaction(s); b. the person trading has certified to the Corporate Secretary’s Office in writing on the date of the proposed transaction that he or she is not aware of material, non–public information concerning the Company; and c. the Corporate Secretary’s Office has cleared the transaction in writing. If the Corporate Secretary does grant a hardship exception, it will not protect you from a claim of improper insider trading or a violation of this Policy depending in part upon the facts and circumstances and the truthfulness and completeness of your hardship application. The Corporate Secretary’s Office is not obligated to clear any trades or other transactions requested by hardship applicants. 2. HEDGING IS PROHIBITED You are prohibited from entering into any agreement or transaction involving a hedge against a decline in the value of Company Securities. This restriction applies, for example, with respect to “short sales” and “sales against the box,” as well as forward sales, equity swaps and other derivate transactions, related to Company Securities. This restriction does not apply to the use of exchange funds that calculate their return based on all of the securities in the exchange fund’s portfolio and that make payments on a pro rata basis to all holders.

7 3. OPTIONS TRADING IS PROHIBITED You are prohibited from trading in options on any Company Securities or publicly or privately “writing” options on Company Securities. (Note: this options trading restriction does not prohibit the grant, vesting or exercise of long-term incentive awards.) 4. TRANSACTIONS UNDER STOCK-BASED PLANS This Policy also applies to any discretionary transaction by you under the employee stock-based plans maintained by the Company or under any dividend reinvestment or direct purchase program maintained by the Company or by its transfer agent. This Policy is not intended to cover transactions that occur to satisfy required taxes that may arise from the exercise of an option (or vesting of another long-term incentive award). Accordingly, during Blackout Periods and when you are otherwise in possession of material, non-public information, you are prohibited from (i) executing a market sale of a long-term incentive award that entails selling a portion of the underlying stock to cover the costs of exercise (such as a broker-assisted cashless exercise), or (ii) making an election to change your investment in the Ameriprise Stock Fund under the Company’s 401(k) Plan (such as an intra-plan transfer to or from the Ameriprise Stock Fund or a cash withdrawal or loan from the Ameriprise Stock Fund). This means you are prohibited from changing your 401(k) Plan contribution rate during a Blackout Period in any way that would increase or decrease the amount allocated to the Ameriprise Stock Fund. You are not required, however, to suspend your contributions when a Blackout Period begins. You should also wait until the end of any Blackout Period before you take any other actions with respect to any dividend reinvestment or direct purchase program that the Company may adopt. * * *